Exhibit 99.1

Inphi Corporation Announces Fourth Quarter and Full Year 2015 Results

Reports 58% Full Year-over-Year Revenue Growth and 66% Year-over-Year Non-GAAP EPS Growth

SANTA CLARA, Calif., Feb. 4, 2016 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog and mixed-signal semiconductor solutions for the communications, data center and computing markets, today announced financial results for its fourth quarter and full year ended Dec. 31, 2015.

Revenue in the fourth quarter of 2015 was a record $64.4 million, up 3.2% sequentially from $62.4 million reported in the third quarter of 2015 and up 18% year-over-year, compared with $54.8 million on a GAAP basis in the fourth quarter of 2014.

Gross margin under U.S. generally accepted accounting principles (GAAP) in the fourth quarter of 2015 was 65.7% of revenue, compared with 37.7% in the fourth quarter of 2014. The increase in gross margin was primarily due to the amortization of inventory fair value step-up related to the acquired Cortina inventories sold during the fourth quarter of 2014.

GAAP net loss for the fourth quarter of 2015 was $2.6 million, or ($0.07) per diluted common share, compared with GAAP net loss of $17.4 million, or ($0.47) per diluted common share, in the fourth quarter of 2014.

GAAP free cash flow in the fourth quarter of 2015, defined as net cash provided by operating activities minus purchases of property and equipment, was a record source of $18.5 million as compared to a use of $8.8 million for the fourth quarter of 2014.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis in the fourth quarter of 2015 increased to 71.4%, compared with 67.6% in the fourth quarter of 2014.

Non-GAAP income from operations in the fourth quarter of 2015 was $14.1 million, or 21.8% of revenue, compared with $11.5 million, or 19.6% of revenue, in the fourth quarter of 2014.

Non-GAAP net income in the fourth quarter of 2015 was a record $13.4 million, or $0.32 per diluted common share. This compares with non-GAAP net income of $11.7 million, or $0.30 per diluted common share in the fourth quarter of 2014.

“In Q4 we achieved a record revenue and record non-GAAP operating margin, the highest levels we have achieved since I joined the company,” said Ford Tamer President and CEO of Inphi. “Our view remains consistent, that the explosion of big data and the need for its rapid transmission is, and continues to be an enormous opportunity for Inphi. We believe we are strategically well positioned to leverage this opportunity both today and in the years ahead.”

Full Year 2015 Results

Revenue for the year ended Dec. 31, 2015 was $246.6 million, compared with $156.1 million in the year ended Dec. 31, 2014. GAAP net loss in the year ended Dec. 31, 2015 was $13.4 million, or ($0.35) per diluted common share, on approximately 38.6 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $22.6 million, or ($0.69) per diluted common share, on approximately 32.7 million diluted weighted average common shares outstanding in the year ended Dec. 31, 2014. GAAP free cash flow for the year ended Dec. 31, 2015 was a record source of $51.8 million as compared to use of $12.8 million for the year ended Dec. 31, 2014.

Non-GAAP income from operations for the year ended Dec. 31, 2015 was $50.0 million, or 20.3% of revenue, compared with $24.2 million, or 15.1% of revenue, for the year ended Dec. 31, 2014.

Non-GAAP net income for the year ended Dec. 31, 2015 was $42.9 million, or $1.03 per diluted weighted average common share outstanding, on approximately 41.5 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $21.4 million for the year ended Dec. 31, 2014, or $0.62 per diluted weighted average common share outstanding.

Business Outlook

The following statements are based on the company’s current expectations for the first quarter of 2016. These statements are forward-looking and actual results may differ materially.

●	Revenues are expected to be up 1.4% to 4.5% sequentially in Q1 2016, or in a range of $65.3 million to $67.3 million.
●	Non-GAAP gross margin is expected to be approximately 68.2% to 69.2%.
●	Stock-based compensation expense is expected to be in the range of $7.6 million to $7.8 million.
●	GAAP results are expected to be a net loss in a range between $4.5 million to $5.4 million, or ($0.11) - ($0.14) per diluted share, on 39.7 million estimated basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense and expenses related to the Cortina acquisition, is expected to be in the range of $10.8 million to $11.7 million, or $0.25 - $0.27 per diluted share, on 42.6 million estimated fully diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the fourth quarter and year end 2015 results.

The call can be accessed by dialing 844-459-2451; international callers should dial 765-507-2591, participant passcode: 22857577. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog and mixed-signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the fourth quarter of 2015 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: our business outlook and current expectations for the first quarter of 2016, including our revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, earnings per share; the explosion of big data and our opportunity to participate in this trend; our strategic positioning; expectations of our growth and customer interest in our products; EPS and cash flow; expectations of economic trends and macroeconomic conditions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended Dec. 31, 2014, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue	$64,389	$54,753	$246,616	$156,142
Cost of revenue	22,109	34,126	98,294	70,488
Gross margin	42,280	20,627	148,322	85,654
Operating expenses:
Research and development	28,359	25,600	106,444	70,863
Sales and marketing	6,678	6,863	26,563	20,003
General and administrative	4,690	5,183	20,322	16,153
Total operating expenses	39,727	37,646	153,329	107,019
Income (loss) from operations	2,553	(17,019)	(5,007)	(21,365)
Interest expense, net of other income	(662)	(82)	(562)	495
Income (loss) before income taxes	1,891	(17,101)	(5,569)	(20,870)
Provision for income taxes	4,483	289	7,833	1,738
Net loss	$(2,592)	$(17,390)	$(13,402)	$(22,608)

Earnings per share:
Basic	$(0.07)	$(0.47)	$(0.35)	$(0.69)
Diluted	$(0.07)	$(0.47)	$(0.35)	$(0.69)

Weighted-average shares used in computing earnings per share:
Basic	39,282,112	37,041,402	38,580,330	32,707,868
Diluted	39,282,112	37,041,402	38,580,330	32,707,868

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$393	$397	$1,471	$1,260
Research and development	4,491	3,778	16,904	12,420
Sales and marketing	1,099	1,039	4,445	4,079
General and administrative	1,438	1,280	5,473	4,701

	$7,421	$6,494	$28,293	$22,460

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$283,044	$30,366
Short-term investments in marketable securities	43,616	38,908
Accounts receivable, net	30,418	36,914
Inventories	17,828	26,650
Prepaid expenses and other current assets	3,965	7,661
Total current assets	378,871	140,499

Property and equipment, net	36,280	35,498
Goodwill	9,154	9,154
Identifiable intangible assets	66,289	80,773
Other noncurrent assets	14,448	12,535
Total assets	$505,042	$278,459

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$8,389	$7,884
Accrued expenses and other current liabilities	18,922	16,882
Deferred revenue	6,667	7,110

Total current liabilities	33,978	31,876

Convertible debt	171,701	-
Other liabilities	8,697	7,409
Total liabilities	214,376	39,285

Stockholders’ equity:
Common Stock	39	37
Additional paid-in capital	392,463	327,475
Accumulated deficit	(102,592)	(89,190)
Accumulated other comprehensive income	756	852
Total stockholders’ equity	290,666	239,174

Total liabilities and stockholders’ equity	$505,042	$278,459

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to Cortina acquisition, non-cash interest expense related to convertible debt and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
GAAP revenue to Non-GAAP revenue
GAAP revenue	$64,389		$54,753		$246,616		$156,142
Cortina revenue lost due to purchase accounting	-		3,865	(a)	408	(a)	3,865	(a)
Non-GAAP revenue	$64,389		$58,618		$247,024		$160,007

GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$42,280		$20,627		$148,322		$85,654
Adjustments to GAAP gross margin:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		2,841	(a)	303	(a)	2,841	(a)
Stock-based compensation	393	(b)	397	(b)	1,471	(b)	1,260	(b)
Acquisition related expenses	31	(c)	76	(c)	230	(c)	76	(c)
Amortization of inventory step-up	337	(d)	12,806	(d)	7,913	(d)	12,806	(d)
Amortization of intangibles	2,875	(e)	2,857	(e)	11,498	(e)	2,857	(e)
Depreciation on step-up values of fixed assets	26	(f)	39	(f)	175	(f)	39	(f)
Non-GAAP gross margin	$45,942		$39,643		$169,912		$105,533

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$28,359		$25,600		$106,444		$70,863
Adjustments to GAAP research and development:
Stock-based compensation	(4,491)	(b)	(3,778)	(b)	(16,904)	(b)	(12,420)	(b)
Impairment of in-process research and development	-		-		(1,750)	(g)	-
Acquisition related expenses	(388)	(c)	(146)	(c)	(1,805)	(c)	(146)	(c)
Depreciation on step-up values of fixed assets	(43)	(f)	(30)	(f)	(181)	(f)	(30)	(f)
Write-off of prototype mask sets	-		(2,075)	(h)	-		(2,075)	(h)
Non-GAAP research and development	$23,437		$19,571		$85,804		$56,192

GAAP sales and marketing	$6,678		$6,863		$26,563		$20,003
Adjustments to GAAP sales and marketing:
Stock-based compensation	(1,099)	(b)	(1,039)	(b)	(4,445)	(b)	(4,079)	(b)
Acquisition related expenses	(95)	(c)	(138)	(c)	(557)	(c)	(138)	(c)
Amortization of intangibles	(205)	(e)	(201)	(e)	(817)	(e)	(201)	(e)
Depreciation on step-up values of fixed assets	(17)	(f)	3	(f)	(78)	(f)	3	(f)
Non-GAAP sales and marketing	$5,262		$5,488		$20,666		$15,588

GAAP general and administrative	$4,690		$5,183		$20,322		$16,153
Adjustments to GAAP general and administrative:
Stock-based compensation	(1,438)	(b)	(1,280)	(b)	(5,473)	(b)	(4,701)	(b)
Acquisition related expenses	(28)	(c)	(756)	(c)	(743)	(c)	(1,847)	(c)
Amortization of intangibles	(46)	(e)	(46)	(e)	(184)	(e)	(46)	(e)
Depreciation on step-up values of fixed assets	-	(f)	8	(f)	2	(f)	8	(f)
Loss on disposal of Cortina property and equipment at fair value	-		-		(508)	(i)	-	(i)
Non-GAAP general and administrative	$3,178		$3,109		$13,416		$9,567

Non-GAAP total operating expenses	$31,877		$28,168		$119,886		$81,347

GAAP net loss to Non-GAAP net income
GAAP net loss	$(2,592)		$(17,390)		$(13,402)		$(22,608)
Adjusting items to GAAP net loss:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		3,865	(a)	408	(a)	3,865	(a)
Operating expenses related to stock-based compensation expense	7,421	(b)	6,494	(b)	28,293	(b)	22,460	(b)
Acquisition related expenses	542	(c)	1,116	(c)	3,335	(c)	2,207	(c)
Amortization of inventory fair value step-up	337	(d)	11,782	(d)	7,808	(d)	11,782	(d)
Amortization of intangibles related to purchase price	3,126	(e)	3,104	(e)	12,499	(e)	3,104	(e)
Depreciation on step-up values of fixed assets	86	(f)	58	(f)	432	(f)	58	(f)
Impairment of in-process research and development	-		-		1,750	(g)	-
Write-off of prototype mask sets	-		2,075	(h)	-		2,075	(h)
Loss on disposal of Cortina property and equipment at fair value	-		-		508	(i)	-
Accretion and amortization expense on convertible debt	592	(j)	-		592	(j)	-
Valuation allowance and tax effect of the adjustments from GAAP to non-GAAP	3,839	(k)	634	(k)	699	(k)	(1,527)	(k)
Non-GAAP net income	$13,351		$11,738		$42,922		$21,416

Shares used in computing non-GAAP basic earnings per share	39,282,112		37,041,402		38,580,330		32,707,868

Shares used in computing non-GAAP diluted earnings per share	42,246,379		39,007,027		41,525,023		34,720,857

Non-GAAP earnings per share:
Basic	$0.34		$0.32		$1.11		$0.65
Diluted	$0.32		$0.30		$1.03		$0.62

GAAP gross margin as a % of revenue	65.7%		37.7%		60.1%		54.9%
Stock-based compensation	0.6%		0.7%		0.6%		0.8%
Amortization of inventory fair value step-up and intangibles, Cortina revenue lost due to purchase accounting and others	5.1%		29.2%		8.0%		10.3%
Non-GAAP gross margin as a % of revenue	71.4%		67.6%		68.7%		66.0%

(a)

Reflects the Cortina revenue lost due to purchase accounting and corresponding cost of goods sold. The Company includes this item when it evaluates the continuing operational performance of the Company.

(b)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the legal, transition costs and other expenses related to Cortina acquisition. The transition costs also include short-term cash retention bonus payments to Cortina employees that were part of the purchase agreement when the Company acquired Cortina. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the cost of goods sold fair value amortization of inventory step-up related to Cortina. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance

(e)

Reflects the fair value amortization of intangibles related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the fair value depreciation of fixed assets related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the impairment of in-process research and development from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the cost of prototype mask written off. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the loss on disposal of certain property and equipment from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FIRST QUARTER 2016 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending March 31, 2016
	High	Low
Estimated GAAP net loss	$(4,478)	$(5,354)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	7,700	7,700
Amortization of inventory fair value step-up	150	150
Amortization of intangibles	3,250	3,250
Other acquisition/transition expenses	542	542
Accretion and amortization expense on convertible debt	2,485	2,485
Tax effect of GAAP to non-GAAP adjustments	2,000	2,000
Estimated non-GAAP net income	$11,649	$10,773

Shares used in computing estimated non-GAAP diluted earnings per share	42,600,000	42,600,000

Estimated non-GAAP diluted earnings per share	$0.27	$0.25